Exhibit 99.3

                          UNIVERSAL MONEY CENTERS, INC.

                       OFFERING OF SHARES OF COMMON STOCK

                  THIS OFFER WILL EXPIRE ON SEPTEMBER 11, 2000
                  AT 5:00 P.M. CENTRAL DAYLIGHT TIME UNLESS EXTENDED

To Our Clients:

     Enclosed for your consideration are materials relating to an offering by Universal Money Centers, Inc. (the "Company") of shares of Common Stock, $.01 par value per share to be issued by the Company.

     In connection with the offering, the Company is distributing one nontransferable subscription right for each share of the Company's common stock owned of record as of the close of business on the record date, which is August 4, 2000. The number of rights issued is based upon the number of shares of common stock held of record on the record date, taking into account the 1-for-20 reverse stock split of the outstanding common stock, which became effective on July 7, 2000.

     As the holder of record on your behalf of shares of common stock, we have been issued Rights for your benefit in connection with the Offering. The Rights are nontransferable and may be exercised only by us as the holder of record of such Rights. If would like us to exercise the Rights issued to us on your behalf and purchase Shares for you, please complete the enclosed subscription form and return the completed form together with payment of the subscription price to us as promptly as possible. The Offering expires at 5:00 P.M., Central Daylight time, on September 11, 2000, unless extended.

     Each Right entitles the holder thereof to subscribe for and purchase one Share at a subscription price of $.40 per share under a Basic Subscription Privilege. In addition, if a holder exercises his Basic Subscription Privilege to the fullest extent possible, the holder has an Over-subscription Privilege to purchase additional Shares, to the extent such Shares are available.

     The Offering is subject to the terms and conditions set forth in the enclosed Prospectus, and the terms of the Prospectus should be carefully reviewed. If you wish to obtain additional copies of the Prospectus, or if you have any questions concerning the Rights, please feel free to telephone Christopher D. Greek, Universal Money Centers, Inc. at (913) 831-2055.

IF YOU WISH TO PURCHASE SHARES, PLEASE COMPLETE THE ENCLOSED SUBSCRIPTION FORM AND RETURN THE COMPLETED FORM, TOGETHER WITH PAYMENT OF THE SUBSCRIPTION PRICE, TO US AS PROMPTLY AS POSSIBLE.


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                        REQUEST TO SUBSCRIBE FOR SHARES

        One Right and the Subscription Price are required to subscribe for each Share, except pursuant to the Over-subscription Privilege as described in the Prospectus.

(a)  BASIC SUBSCRIPTION:

(No. of Shares Subscribed)      (Subscription Price)  = Payment

                            X    [$        ]          = $
        -----------------          --------              ---------

(b)  OVERSUBSCRIPTION:

(No. of Shares Oversubscribed)(Subscription Price)    = Payment

                            X    [$        ]          = $
        -----------------          --------              ---------

(c) PAYMENT: I hereby subscribe for Shares of Universal Money Centers, Inc. upon the terms specified in the Prospectus.

  Total Payable to         Universal Money Centers, Inc. enclosed...$
                   -------                                           ----------

(d)  SIGNATURES OF BENEFICIAL OWNERS:



----------------------------------      ---------------------------------------
Signature                               Signature



----------------------------------      ---------------------------------------
Print Name                              Print Name

TELEPHONE NUMBER:(    )         (day)   (    )             (evening)
                  ----  --------         ----   -----------


                           INSTRUCTIONS

     1. If you wish to exercise all or some of your Rights, state in line (a) the number of Shares that you wish to purchase and the amount of payment due for such subscription. One Right is required in order to purchase each Share under the Basic Subscription Privilege. Please be sure that you own a sufficient number of Rights to subscribe for the Shares you want to purchase.

     2. If you wish to Over-subscribe, enter in line (b) the number of Shares for which you wish to over-subscribe and the amount of payment due for such over-subscription. You may over-subscribe only if you exercise your Rights to the fullest extent possible under the Basic Subscription Privilege.

     3. On line (c), state the total Subscription Price of the Shares which you wish to purchase. To obtain the cost of the Shares, add the amount of the Payment under lines (a) and (b). You must include full payment of the total Subscription Price with this request. Payment may be by check, or postal or express money order, payable in United States dollars to us. Requests received for subscription without any payment will be returned.

     4. On line (d), sign, print your name and state your telephone number. If there are joint beneficial owners, each joint owner must sign.



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